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                                 EXHIBIT 10.35


            Agency Agreement on Natural Rubber Distribution between Hainan General Bureau Jin Huan Materials Supply General Company and HARC, dated January 2, 1997 (Certified English translation of original Chinese version)


The undersigned officer of China Resources Development, Inc., hereby represents that the following is a fair and accurate English translation of the original Chinese version of the Agency Agreement on Natural Rubber Distribution between Hainan General Bureau Jin Huan Materials Supply General Company and HARC, dated as of January 2, 1997.




                                             /s/  Wong Wah On
                                             -----------------------------
                                             Wong Wah On, Financial Controller
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                AGENCY AGREEMENT ON NATURAL RUBBER DISTRIBUTION



Party A: Hainan General Bureau Jin Huan Materials Supply General Company (the "Principal")


Party B:     Hainan Zhongwei Agricultural Resources Company Ltd. (the "Agent")


WHEREAS, the Principal is a wholly-owned subsidiary of the General Bureau of the Hainan State Farms (the "Farming Bureau") and is authorized by the Farming Bureau to manage sales of the natural rubber on behalf of the Hainan State Farms.

NOW, THEREFORE, pursuant to friendly mutual consultation, Party A agrees to appoint Party B as agent to distribute the natural rubber for Party A.


1.  DUTIES OF THE AGENT

The agent shall:

(1) Assist the Principal to distribute the natural rubber to all provinces and cities across China by utilizing the established sales network of the Agent;

(2)  Advise on the general market conditions of natural rubber;

(3) Assist the Principal in formulating a sales contract with the buyer and to assist the Principal in the collection of trade debts; and

(4) Assist the Principal to store and transport the natural rubber inventory. The compensation for such type of services by the Agent should be governed by a separate contract between the Principal and the Agent.

2.  COMMISSION

The Principal shall pay 1.25% of the total sales revenue generated through the sales network of the Agent as commission.

3.  DUTIES OF THE PRINCIPAL

The Principal shall be responsible to provide copies of the sales contract to the Agent and to warrant the quality of natural rubber that the Principal supplies.

4.  TERMINATION

Either party can terminate this Agreement by a one month notice in writing. Commission shall be payable on all sales of natural rubber during the period of the Agency Agreement.

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5.  MISCELLANEOUS

This Agreement shall become effective upon the date it is signed by the Parties. This Agreement shall be made in duplicate and each party shall retain one copy.



Party A:                                         Party B:
Hainan General Bureau Jin Huan                   Hainan Zhongwei Agricultural
  Materials Supply General Company                 Resources Company Ltd.



/s/  Lin Ming Jiao                               /s/  Han Jian Zhun
------------------------------------             -------------------------------
By:  Lin Ming Jiao                               By:  Han Jian Zhun




Date:  January 2, 1997                           Date:  January 2, 1997